SOMMER & SCHNEIDER LLP
                          595 STEWART AVENUE, SUITE 710
                           GARDEN CITY, NEW YORK 11530
                                  ------------
Herbert H. Sommer                                       Telephone (516) 228-8181
Joel C. Schneider                                       Facsimile (516) 228-8211


                                  May 29, 2001


                          Combined Opinion and Consent

New Millennium Media International, Inc.
101 Philippe Parkway, Suite 300
Safety Harbor, Florida 34695

         Re:      New Millennium Media International, Inc.

Gentlemen:

         We have acted as counsel to New Millennium Media International, Inc., a Colorado corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 as amended (the "Act") of the Company's Registration Statement on Form S-8, filed contemporaneously with the Commission relating to the registration under the Act of an aggregate of 1,600,000 shares of the Company's Common Stock, $.001 par value (the "Common Stock").

         In rendering this opinion, we have reviewed the Registration Statement on Form S-8, as well as a copy of the Certificate of Incorporation of the Company, as amended, and the By-Laws of the Company. We have also reviewed the 2000 Stock Option Plan and form of Common Stock Purchase Warrant and such statutes and judicial precedents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity with, the original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

         Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

         (1) The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Colorado;

         (2) The 1,000,000 shares of Common Stock underlying the Common Stock Purchase Warrants being registered in the Registration Statement will be legally issued, fully paid and non-assessable upon their issuance pursuant to the exercise of the Common Stock Purchase Warrants and the payment to the Company of the exercise price; and

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New Millennium Media International, Inc.
May 29, 2001
Page 2


         (3) The 600,000 shares of Common Stock underlying the Company's 2000 Stock Option Plan being registered in the Registration Statement will be legally issued, fully paid and non-assessable upon their issuance pursuant to the exercise of the stock options and the payment to the Company of the exercise price.

         This opinion is limited to the General Corporation Law and the Constitution of the State of Colorado and we express no opinion with respect to the laws of any other jurisdiction. We consent to your filing this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form S-8. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.

                                                    Very truly yours,

                                                    /s/ Joel C. Schneider
                                                    --------------------------
                                                    Joel C. Schneider

JCS/md